Exhibit 1.2
PROLOGIS
$300,000,000 6.250% Notes due 2017
$800,000,000 6.875% Notes due 2020
Underwriting Agreement
dated March 9, 2010
Banc of America Securities LLC
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
RBS Securities Inc.

Underwriting Agreement
March 9, 2010
BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
GOLDMAN, SACHS & CO.
RBS SECURITIES INC.
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Ladies and Gentlemen:
Introductory. ProLogis, a Maryland real estate investment trust (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in Schedule A hereto of $300,000,000 aggregate principal amount of the Company’s 6.250% Notes due 2017 (the “2017 Notes”) and $800,000,000 aggregate principal amount of the Company’s 6.875% Notes due 2020 (the “2020 Notes” and, together with the 2017 Notes, the “Notes”). Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and RBS Securities Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.
     The Notes will be issued pursuant to an indenture, dated as of March 1, 1995 (the “Base Indenture”), between the Company (formerly Security Capital Industrial Trust) and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of February 9, 2005 (the “First Supplemental Indenture”), the second supplemental indenture, dated as of November 2, 2005 (the “Second Supplemental Indenture”), the third supplemental indenture, dated as of November 2, 2005 (the “Third Supplemental Indenture”), the fourth supplemental indenture, dated as of March 26, 2007 (the “Fourth Supplemental Indenture”), the fifth supplemental indenture, dated as of November 8, 2007 (the “Fifth Supplemental Indenture”), the sixth supplemental indenture, dated as of May 7, 2008 (the “Sixth Supplemental Indenture”), the seventh supplemental indenture, dated as of May 7, 2008 (the “Seventh Supplemental Indenture”), the eighth supplemental indenture, dated as of August 14, 2009 (the “Eighth Supplemental Indenture”), the ninth supplemental indenture, dated as of October 2, 2009 (the “Ninth Supplemental Indenture”) and the tenth supplemental indenture, to be dated as of March 16, 2010 (the “Tenth Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture and the Ninth Supplemental Indenture, the “Indenture”). Certain terms of the Notes will be established pursuant to Board Resolutions (as defined in the Indenture) adopted by the Company pursuant to

Section 301 of the Base Indenture. The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, dated December 29, 2003 (the “DTC Agreement”), between the Company and the Depositary.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-157818), which contains a base prospectus dated October 27, 2009 (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 5:00 p.m. Eastern Daylight Time on March 9, 2010 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Preliminary Prospectus or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, after the Initial Sale Time.
     The Notes, together with certain other senior indebtedness of the Company, will have the benefit of a pledge of certain intercompany indebtedness (collectively the “Collateral”) pursuant to (i) the Second Amended and Restated Borrower Pledge Agreement dated as of October 6, 2005 (as amended, the “Borrower Pledge Agreement”) between the Company and Bank of America, N.A., as collateral agent under the Global Senior Credit Agreement referred to below (in such capacity, the “Collateral Agent”); (ii) the Subsidiary Pledge Agreement dated as of

August 21, 2009 (together with the Borrower Pledge Agreement, the “U.S. Pledge Agreements”) among the Collateral Agent, various subsidiaries of the Company that are organized under the laws of a State of the United States (the “U.S. Grantors”) and certain subsidiaries of the Company that are organized under the laws of Nova Scotia and the laws of Mexico (the “Foreign NY Law Grantors”); and (iii) pledge agreements or the equivalent under applicable law (together with the U.S. Pledge Agreements, the “Pledge Agreements”) issued in favor of the Collateral Agent by various subsidiaries of the Company that are organized under the laws of jurisdictions outside the United States, Canada and Mexico (the “Foreign Grantors” and, together with the U.S. Grantors and the Foreign NY Law Grantors, the “Subsidiary Grantors”). The rights, duties, authority and responsibilities of the Collateral Agent and the relationship among the Credit Parties (which includes, without limitation, the holders of debt securities issued under the Indenture, including the Notes) regarding their pari passu interests in the Collateral are governed by the Amended and Restated Security Agency Agreement dated as of October 6, 2005 (as amended and supplemented from time to time, the “Security Agency Agreement”) among the Company, the Collateral Agent, Bank of America, N.A., as Global Administrative Agent under the Global Senior Credit Agreement (in such capacity, the “Global Administrative Agent”) and certain other parties. The Security Agency Agreement and the Pledge Agreements are referred to herein collectively as the “Security Documents.” The Company and the Subsidiary Grantors are referred to herein collectively as the “Grantors.”
     The Company hereby confirms its agreements with the Underwriters as follows:
     Section 1. Representations and Warranties. The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:
     (a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional or supplemental information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”) and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and (ii) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Preliminary Prospectus nor the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act (the “Form T-1”) and (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.
     Each preliminary prospectus and prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other Issuer Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, (i) the Disclosure Package did not, and (ii) the Issuer Free Writing Prospectuses listed in Annex II hereof taken together with the Disclosure Package did not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter to the Representatives specifically for use therein.
     (c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the date hereof (the “Execution Time”), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that initially became effective within three years of the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.
     (e) Company is not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement when a bona fide offer (as used in Rule 164(h)(2) of the Securities Act Regulations) of the Notes is first made by the Company or any other offering participant, and (ii) as of the Execution Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act).
     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date of which the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.
     (g) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and identified in Annex I and Annex II hereto.
     (h) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (i) Authorization of the Base Indenture. The Base Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (j) Authorization of the Supplemental Indentures. Each of the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (k) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.
     (l) Authorization of the Pledge Agreements. Each Pledge Agreement has been duly authorized, executed and delivered by each Grantor that is a party thereto and constitutes a valid and binding agreement of such Grantor, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (m) Creation of Security Interest. The representations and warranties of each Grantor contained in the Pledge Agreement to which it is a party are true and correct with the same force and effect as if expressly made herein as of the date hereof. Each Grantor is the legal and beneficial owner of all Collateral pledged by it under any Pledge Agreement, free and clear of any lien, except for the liens created under the Security Documents.
     (n) Description of the Notes, the Indenture and the Security Documents. The Notes, the Indenture and the Security Documents conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.
     (o) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular quarterly dividends on the common stock or shares or preferred stock or shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or shares or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock or shares.
     (p) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended December 31, 2007, 2008 and 2009 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act and a registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002.
     (q) Preparation of the Financial Statements. The financial statements together with the related notes thereto and the related schedule incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and related schedule have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary financial information included in the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus.
     (r) Incorporation and Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under each of this Agreement, the Notes, the Indenture and the Borrower Pledge Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
     (s) Incorporation and Good Standing of the Subsidiary Grantors. Each of the Subsidiary Grantors has been duly incorporated and is validly existing and, to the extent applicable in such jurisdiction, in good standing under the laws of its jurisdiction of organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under the respective Pledge Agreement. Each Subsidiary Grantor is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
     (t) Incorporation and Good Standing of Significant Subsidiaries. Each subsidiary and joint venture of the Company listed on Schedule B hereto (collectively, the “Significant Subsidiaries”) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, trust or partnership and (except as to any general partnership) in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the power (corporate or other) and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus. Each Significant Subsidiary is duly qualified as a foreign corporation, trust or partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock and other equity interests of each Significant Subsidiary have been duly authorized and validly issued, and are fully paid and (except for general partnership interests and directors’ qualifying shares) nonassessable; all             shares of outstanding capital stock and other equity interests of each Significant Subsidiary held by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for the pledge of such capital stock or other interests to secure borrowings of the Company or one of its wholly owned subsidiaries. The subsidiaries of the Company listed on Schedule B are the only subsidiaries of the Company that are material to the condition, financial or otherwise, or the earnings, business, operations or prospects of the Company and its subsidiaries, considered as one entity, and except for ProLogis Management Incorporated include all subsidiaries of the Company, which individually meet the criteria in the definition of “significant subsidiary” pursuant to Rule 1-02(w) of Regulation S-X under the Securities Act.
     (u) Capital Stock Matters. All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.

     (v) Capitalization. The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus under the heading “Capitalization”; there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Disclosure Package and the Prospectus and except for options granted under, or contracts or commitments pursuant to, the Company’s previous or currently existing option and other similar officer, trustee or employee benefit plans; and there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require either the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the Notes registered pursuant to any registration statement, except as set forth in the Disclosure Package and the Prospectus.
     (w) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its declaration of trust (or charter or by-laws or other similar constitutive documents), except, in the case of subsidiaries of the Company, for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any of its subsidiaries is in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, including the Security Documents, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Indenture, and the issuance and delivery of the Notes, the consummation of the transactions contemplated hereby or thereby and by the Disclosure Package and the Prospectus and the Grantors’ execution, delivery and performance of the Pledge Agreements (i) have been duly authorized by all necessary trust, corporate or other action, as the case may be, and will not result in any violation of the provisions of the declaration of trust (or charter or by-laws or other similar constitutive documents) of the Grantors or any subsidiary of the Company, except, in the case of subsidiaries of the Company, for such violations as would not, individually or in the aggregate, result in a Material Adverse Change, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance (other than the lien, charge or encumbrance created by the Security Documents in favor of the Collateral Agent) upon any property or assets of the Grantors or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Grantors or any subsidiary of the Company, except for such violation as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or the Indenture, or the issuance and delivery of the Notes or consummation of the transactions contemplated hereby or thereby and by the Disclosure Package and the Prospectus, or the Grantors’ execution, delivery and performance of the Pledge Agreements, except such as have been obtained or made by the Company or the Grantors and are in full force and effect under the Securities Act, the Trust Indenture Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”) or the failure of which to obtain would not result in a Material Adverse Change or have a material adverse effect on the consummation of the transactions contemplated by this Agreement.
     (x) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.
     (y) Labor Matters. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent, except for such disputes as would not, individually or in the aggregate, result in a Material Adverse Change.
     (z) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except as would not result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, and that are not described in all material respects in such documents. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

     (aa) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.
     (bb) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(q) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.
     (cc) Tax Law Compliance. The Company and its subsidiaries have filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(q) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. With respect to all tax periods in respect of which the Internal Revenue Service is or will be entitled to any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Internal Revenue Code”) and the Company’s present and contemplated organizational ownership, method of operation, assets and income are such that the Company will continue to meet such requirements.
     (dd) Company Not an “Investment Company.” The Company is not, and after receipt of payment for the Notes and the application of the proceeds as described in the Disclosure Package and the Prospectus under “Use of Proceeds” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

     (ee) Insurance. Each of the Company and its subsidiaries taken as a whole carry or are covered by insurance in such amounts covering such risks as are generally deemed adequate and customary for their businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.
     (ff) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
     (gg) No Unlawful Contributions or Other Payments. Neither the Company nor any of its Significant Subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Significant Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Disclosure Package and the Prospectus in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.
     (hh) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority with respect to which the Company has received written notice, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.
     (ii) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code, of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code.
     (jj) Company’s Accounting System. The Company and its subsidiaries maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.
     (kk) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company to each Underwriter as to the matters set forth therein on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.
     The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel for the Company and counsel for the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
     Section 2. Purchase, Sale and Delivery of the Notes.
     (a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of 2017 Notes and 2020 Notes set forth opposite their names on Schedule A at a purchase price of 99.012% of the principal amount of the 2017 Notes and 99.115% of principal amount of the 2020 Notes, respectively, payable on the Closing Date (as defined below).
     (b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on March 16, 2010, or such other time and date as the Underwriters shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).
     (c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

     (d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.
     It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     (e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     Section 3. Additional Covenants. The Company further covenants and agrees with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act Regulations, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period (defined below), (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act Regulations (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act Regulations), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
     (c) Delivery of Registration Statements. The Company will deliver to the Representatives and counsel for the Underwriters, without charge, as such Underwriter or counsel for the Underwriters may reasonably request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes of offering the Notes. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if, in the opinion of counsel for the Underwriters or for the Company, it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of either such counsel, it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(b) and 3(l) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers in such quantities as they may reasonably request, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.
     (f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.
     (h) Depositary. The Company shall cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.
     (i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act and the Exchange Act Regulations.

     (j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).
     (k) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Notes, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement. A form of the Final Term Sheet for the 2017 Notes and the 2020 Notes is attached hereto as Exhibit D.
     (l) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses identified in Annex I and Annex II to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering or (ii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k); provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent that would result in a free writing prospectus being required to be filed with the Commission under Rule 433(d) under the Securities Act that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.
     (m) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time, when the Notes remain unsold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.
     The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
     Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to the review and approval by FINRA of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
     Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company, at the Execution Time, shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4), (5) or (8), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).
     (b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.
     (c) Bring-down Comfort Letter. On the Closing Date the Representatives shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.
     (d) No Objection. If the Registration Statement and/or the offering of the Notes has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (e) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

     (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (f) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Mayer Brown LLP, counsel for the Company, dated as of the Closing Date, the form of which is attached as Exhibit A.
     (g) Opinion of General Counsel of the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Edward S. Nekritz, Managing Director, General Counsel and Secretary of the Company, dated as of the Closing Date, the form of which is attached as Exhibit B.
     (h) Opinion of Counsel for Collateral Agent and Administrative Agent. On the Closing Date, the Representatives shall have received the favorable opinion of Haynes and Boone, LLP, counsel to the Collateral Agent and the Administrative Agent, dated as of the Closing Date, substantially to the effect as set forth in Exhibit C.
     (i) Opinion of Counsel for Dutch Grantors. On the Closing Date, the Representatives shall have received the favorable opinion of Weidema van Tol, counsel to the Grantors organized under the laws of the Netherlands, dated as of the Closing Date, in substantially the same form as delivered to the lenders in connection with the execution of the global senior credit agreement, dated as of October 6, 2005 (as amended, the “Global Senior Credit Agreement”) among the Company, certain affiliates thereof, various lenders and Bank of America, N.A., as Global Administrative Agent, except that such counsel need not opine as to the due authorization, execution and delivery of the Global Senior Credit Agreement.
     (j) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.
     (k) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer, President, Chief Operating Officer or a Managing Director of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that:

     (i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;
     (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;
     (iii) there has not occurred any downgrading, and the Company has not received any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;
     (iv) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;
     (v) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and
     (vi) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     (l) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.
     Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     Section 7. Offering Restrictions.
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time:
     (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of representative of any such offer; or
     (d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.
     Each Underwriter further represents and agrees that:
     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which

Section 21(1) of the FSMA would not, if the Issuer was not an authorised person, apply to the Company; and
     (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
     Section 8. Indemnification.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Company, its Trustees and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its trustees, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such trustee, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such trustee, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such trustee, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided, that if it is ultimately determined that an indemnified party was not entitled to indemnification hereunder, such indemnified party shall be responsible for repaying or reimbursing such amounts to the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
     Section 10. Default of One or More of the Several Underwriters. If, on the Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes, to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of the Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of the Notes set forth opposite the names of all such non-

defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     Section 11. Termination of this Agreement. On or after the Initial Sale Time and prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package and the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.
     Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.
     Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Representatives:
Banc of America Securities LLC
One Bryant Park
NY1-100-18-03
New York, NY 10036
Facsimile: (646) 855-5958
Attention: High Grade Debt Capital Markets Transaction Management
and
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Facsimile: (212) 816-7912
Attention: General Counsel
and
Goldman, Sachs & Co.
85 Broad Street, 20th Floor
New York, New York 10004
Attention: Registration Department
and
RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: Debt Capital Markets Syndicate
with a copy to:
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022

Facsimile: (646) 848-7179
Attention: Michael J. Schiavone
If to the Company:
ProLogis
4545 Airport Way
Denver, Colorado 80239
Facsimile: (303) 567-5621
Attention: Edward S. Nekritz
with a copy to:
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Facsimile: (312) 706-8108
Attention: Michael T. Blair
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.
     Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.
     Section 17. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
     Section 18. USA Patriot Act. The Company acknowledges that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
     Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, PROLOGIS
By:	/s/ Phillip D. Joseph, Jr.
	Name:	Phillip D. Joseph, Jr.
	Title:	Senior Vice President Treasurer

ProLogis — Underwriting Agreement Signature Page — Company

          The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.
Acting on behalf of themselves and as
Representatives of the several Underwriters
named in the attached Schedule A

CITIGROUP GLOBAL MARKETS INC. .
By:	/s/ Matt Greenberger
	Name:	Matt Greenberger
	Title:	Managing Director

BANC OF AMERICA SECURITIES LLC
By:	/s/ Jeffrey Horowitz
	Name:	Jeffrey Horowitz
	Title:	Managing Director

GOLDMAN, SACHS & CO. .
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

RBS SECURITIES INC.
By:	/s/ Stewart Whitman
	Name:	Stewart Whitman
	Title:	Managing Director

ProLogis — Underwriting Agreement Signature Page — Underwriters

SCHEDULE A

	Aggregate	Aggregate
	Principal Amount	Principal Amount
	of the 2017 Notes	of the 2020 Notes
Underwriters	to be Purchased	to be Purchased
Banc of America Securities LLC	$48,750,000	$130,000,000
Citigroup Global Markets Inc.	48,750,000	130,000,000
Goldman, Sachs & Co.	48,750,000	130,000,000
RBS Securities Inc.	48,750,000	130,000,000
SG Americas Securities, LLC	20,000,000	53,333,334
U.S. Bancorp Investments, Inc.	20,000,000	53,333,333
Wells Fargo Securities, LLC	20,000,000	53,333,333
Daiwa Securities America Inc.	15,000,000	40,000,000
Scotia Capital (USA) Inc.	15,000,000	40,000,000
The Williams Capital Group, L.P.	15,000,000	40,000,000

Total	$300,000,000	$800,000,000

Sched. A-1

SCHEDULE B
LIST OF SIGNIFICANT SUBSIDIARIES
Palmtree Acquisition Corporation
PLD International Incorporated
ProLogis Japan Incorporated
Catellus Operating Limited Partnership
Catellus Finance 1, L.L.C.

Sched. B-1

ANNEX I
ProLogis—Issuer Free Writing Prospectuses
Forming Part of the Disclosure Package
1. Final Term Sheet, dated March 9, 2010, for the 6.250% Notes due 2017 and 6.875% Notes due 2020

Annex I-1

ANNEX II
ProLogis—Issuer Free Writing Prospectuses
Not Forming Part of the Disclosure Package
None.

Annex II-1

EXHIBIT A
     Opinion of counsel for the Company to be delivered pursuant to Section 5(f) of the Underwriting Agreement.
     References to the Preliminary Prospectus or the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.
     (i) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under each of the Agreement, the Notes, the Indenture and the Borrower Pledge Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change
     (ii) Each of Palmtree Acquisition Corporation, ProLogis Japan Incorporated and Catellus Operating Limited Partnership (each a “Significant Subsidiary Pledgor” and collectively the “Significant Subsidiary Pledgors”) is validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under its respective Pledge Agreement. Each Significant Subsidiary Pledgor is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
     (iii) This Agreement has been duly authorized, executed and delivered by the Company.
     (iv) The Base Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (v) Each of the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental Indenture has been duly authorized, executed and

Exh. A-1

delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (vi) The Notes have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment of the purchase price therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.
     (vii) Each of the Company and each Significant Subsidiary Pledgor has duly authorized, executed and delivered the Pledge Agreement to which it is a party.
     (viii) Each Pledge Agreement constitutes a valid and binding agreement of each Pledgor that is a party thereto, enforceable against such Pledgor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (ix) The Security Agency Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (x) Each Pledge Agreement is effective to create a security interest under Article 9 of the Uniform Commercial Code as currently in effect in the State of New York (the “NY UCC”) to the extent a security interest can be created thereunder in the collateral covered thereby (any such collateral, “Article 9 Collateral”).
     (xi) Pursuant to Section 9-301 of the NY UCC, the local law of the jurisdiction where instruments are actually located governs perfection of a possessory security interest in such instruments. Assuming the Collateral Agent takes and retains possession (as such term is used in Section 9-313(a) of the NY UCC) in the State of New York of the instruments pledged to the Collateral Agent pursuant to each Pledge Agreement (the “Pledged Securities”), and further assuming the Pledged Securities are each duly indorsed to the Collateral Agent or in blank by an effective indorsement, the Collateral Agent’s security interest in the rights of each Pledgor in the applicable Pledged Securities will be perfected under the NY UCC.

Exh. A-2

     (xii) Under the NY UCC (including the choice of laws provisions thereof), the local law of the jurisdiction where a debtor is “located” governs (with certain exceptions not relevant to this opinion letter) perfection of a nonpossessory security interest in any Article 9 Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as in effect in the U.S. State of filing (any such collateral, “Filing Collateral”). Under the NY UCC (including the choice of laws provisions thereof):
     (A) the U.S. State that is the jurisdiction of formation of a U.S. Pledgor (a “Formation State”) is the “location” for such U.S. Pledgor and, therefore, the local laws of such Formation State govern perfection by the filing of financing statements of a security interest in such U.S. Pledgor’s rights in its Filing Collateral;
     (B) assuming that each Foreign Pledgor’s only place of business or its chief executive office is located in the country in which such Foreign Pledgor was organized or formed and the law of such country does not require information concerning the existence of a nonpossessory security interest to be made generally available in a filing, recording or registration system as a condition or result of the security interest’s obtaining priority over the rights of a lien creditor with respect to such Foreign Pledgor’s Article 9 Collateral (as to which we express no opinion), then the District of Columbia is the “location” of such Foreign Pledgor and, therefore, the local laws of the District of Columbia govern perfection by the filing of financing statements of a security interest in such Foreign Pledgor’s rights in its Filing Collateral; and
     (C) assuming that each Foreign Pledgor’s only place of business or its chief executive office is located in Colorado, then such Foreign Pledgor is “located” in Colorado and the local law of Colorado governs perfection of a nonpossessory security interest in such Foreign Pledgor’s rights in its Filing Collateral.
     Based on the foregoing, and assuming that each Financing Statement was filed (within the meaning of Section 9-516 of the applicable Uniform Commercial Code) in the form attached hereto (with all relevant attachments) in the filing office listed thereon, is currently of record in such filing office and has not been terminated or amended, the security interest of the Collateral Agent in the Filing Collateral of each Pledgor listed on the applicable Financing Statement is perfected under the Uniform Commercial Code as currently in effect (x) in the case of each U.S. Pledgor, the applicable Formation State; and (y) in the case of each Foreign Pledgor, the District of Columbia or Colorado, as applicable.
     (xiii) The Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any

Exh. A-3

required filing of the Preliminary Prospectus and the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).
     (xiv) The Registration Statement, the Prospectus, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including any document incorporated by reference therein (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement and other than the Form T-1, as to which no opinion need be rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act.
     (xv) The Notes, the Indenture and the Security Documents conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.
     (xvi) The statements (A) in the Base Prospectus under the captions “Description of Debt Securities” and “Federal Income Tax Considerations,” (B) in each of the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Description of Notes”, (C) incorporated by reference in the Preliminary Prospectus and the Prospectus from Item 3 of Part I of the Company’s Annual Report on Form 10-K, and (D) in the Item 15 of the Registration Statement, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.
     (xvii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency is required for the Company’s execution, delivery and performance of the Agreement and the Indenture and the consummation of the transactions contemplated thereby and by the Disclosure Package and the Prospectus (including the issuance and delivery of the Notes) and the execution, delivery and performance by any U.S. Pledgor of the Pledge Agreement to which it is a party, except (A) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, Trust Indenture Act, applicable state securities or blue sky laws and from the FINRA, (B) the filing of financing statements in the offices specified in paragraph (xii) above and (C) consents the failure of which to obtain would not result in a Material Adverse Change or have a material adverse effect on the transactions contemplated by the Agreement or the Indenture or on the validity and enforceability of the Notes and the Indenture.
     (xviii) The execution and delivery of each of the Agreement and the Indenture by the Company, the execution and delivery of the applicable Pledge Agreement by the Company and the Pledgors, the execution, issuance and delivery of the Notes by the Company and the performance by the Company and the Pledgors, as applicable, of their respective obligations thereunder (other than performance by the Company of its

Exh. A-4

obligations under the indemnification section of the Agreement, as to which no opinion need be rendered) (A) will not result in any violation of the provisions of the declaration of trust (or charter or by-laws or other similar constitutive documents) of the Company, any U.S. Significant Subsidiary or any Significant Subsidiary Pledgor; (B) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, U.S. Significant Subsidiary or any Pledgor (other than under the Pledge Agreements) pursuant to (x) the Global Senior Credit Agreement (other than with respect to compliance by the Company or any subsidiary with any financial covenants as to which no opinion need be rendered), or (z) to the best knowledge of such counsel, any other material Existing Instrument; or (C) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, U.S. Significant Subsidiary or any Pledgor, other than in the case of clauses (B) and (C), such Defaults and violations as would not, individually or in the aggregate, result in a Material Adverse Change.
     (xix) The Company is not, and after receipt of payment for the Notes and the application of proceeds as described in the Disclosure Package and the Prospectus under “Use of Proceeds”, will not be, an “investment company” within the meaning of Investment Company Act.
     (xx) The Company has qualified to be taxed as a real estate investment trust pursuant to the Internal Revenue Code for its taxable years ended December 31, 2006, 2007, 2008 and 2009 and the Company’s present organization, ownership, the Company’s present and proposed method of operation, assets and income are such that the Company is in a position under present law to so qualify for the fiscal year ended December 31, 2010 and in the future.
     (xxi) The investments of the Company described in the Disclosure Package and the Prospectus are permitted investments under the declaration of trust of the Company.
     In addition, such counsel shall state that they have examined various documents and records and participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, including the documents incorporated by reference therein (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, no facts came to their attention that caused them to believe that (a) the Registration Statement or any amendments thereto, at the most recent deemed effective date pursuant to Rule 430B(f)(2) under the Securities Act prior to the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Prospectus, as of its date or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light

Exh. A-5

of the circumstances under which they were made, not misleading; or (c) the Disclosure Package as of the Initial Sale Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (except for the Form T-1 and the financial statements, supporting schedules and other financial or statistical data included or incorporated by reference therein or derived or omitted therefrom as to which such counsel need express no belief).
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws regarding real estate investment trusts of the State of Maryland or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, (B) upon the opinion of general counsel of the Company referred to in Section 5(g) of the Agreement, and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and on the representations of the Company as provided in the Agreement. In rendering the opinions contained in paragraphs (xvi) and (xx), such opinion may be based upon (a) the Internal Revenue Code and the rules and regulations promulgated thereunder and the interpretations of the Internal Revenue Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the time of the opinion, (b) Maryland law existing and applicable to the Company, (c) facts and other matters set forth in the Disclosure Package and the Prospectus, (d) the provisions of the Amended Restated Declaration of Trust of the Company, (e) the agreements relating to properties owned by the Company and (f) certain statements and representations as to factual matters made by the Company to such counsel provided that such statements and representations are also set forth in a certificate to the Underwriters. In rendering the opinions contained in paragraphs (vii) through (xii) such counsel may make such assumptions as are customarily made in connection with such opinions.
     For the purposes of such opinion, (A) the term “Pledgors” shall mean the Company, the U.S. Grantors and the Foreign NY Law Grantors (and “Pledgor” means any of the foregoing), (B) the term “U.S. Pledgors” shall mean the Company and the U.S. Subsidiary Grantors (and “U.S. Pledgor” means any of the foregoing), and (C) the term “Foreign Pledgors” shall mean the Foreign NY Law Grantors (and “Foreign Pledgor” means any of the foregoing).

Exh. A-6

EXHIBIT B
     Opinion of the General Counsel of the Company to be delivered pursuant to Section 5(g) of the Underwriting Agreement.
     References to the Preliminary Prospectus or the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.
     (i) Each of the U.S. Significant Subsidiaries of the Company has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, trust or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the power (corporate or other) and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus. Each U.S. Significant Subsidiary is duly qualified as a foreign corporation, trust, partnership or limited liability company to transact business and (except as to any general partnership) is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
     (ii) All of the issued and outstanding capital stock and other equity interests of each U.S. Significant Subsidiary have been duly authorized and validly issued, is fully paid and (except for general partnership interests) nonassessable; all shares of outstanding capital stock and other equity interests of each U.S. Significant Subsidiary held by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for such security interests, mortgages, pledges, liens, encumbrances and claims as would not, individually or in the aggregate, result in a Material Adverse Change.
     (iii) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus, other than those disclosed therein.
     (iv) To the best knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.
     (v) To the best knowledge of such counsel, neither the Company nor any subsidiary formed in the United States is in (A) violation of its declaration of trust (or charter or by-laws or other similar constitutive documents) or (B) violation of any law, administrative regulation or administrative or court decree applicable to the Company or any U.S. Significant Subsidiary or (C) is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing

Exh. B-1

Instrument, except in the case of (B) and (C) above, for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

Exh. B-2

EXHIBIT C
     Opinion of the Counsel for the Collateral Agent and the Administrative Agent to be delivered pursuant to Section 5(h) of the Underwriting Agreement.
     (i) Based solely upon the Officer’s Certificate, the Security Agency Agreement has been duly authorized, executed, and delivered by Collateral Agent.
     (ii) The Security Agency Agreement is enforceable against Collateral Agent in accordance with its terms.

Exh. C-1

EXHIBIT D
Issuer Free Writing Prospectus
Filed by ProLogis
Pursuant to Rule 433 under the Securities Act of 1933
Registration Statement on Form S-3, File No. 333-157818
Dated March 9, 2010

	6.250% Notes due 2017	6.875% Notes due 2020
Issuer:	ProLogis	ProLogis

Security:	6.250% Notes due 2017	6.875% Notes due 2020

Size:	$300,000,000	$800,000,000

Ratings (Moody’s / S&P / Fitch):	Baa2 (negative outlook) / BBB- (negative outlook) / BBB (negative outlook)	Baa2 (negative outlook) / BBB- (negative outlook) / BBB (negative outlook)

Maturity Date:	March 15, 2017	March 15, 2020

Coupon:	6.250% per annum, payable semi-annually	6.875% per annum, payable semi-annually

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2010	March 15 and September 15, commencing September 15, 2010

Price to Public:	99.637%	99.765%

Underwriting Discount:	0.625%	0.650%

Net Proceeds, Before Expenses, to ProLogis:	$297,036,000	$792,920,000

Concurrent Offering:	Concurrently with this offering of 2017 notes and 2020 notes, ProLogis is offering $400,000,000 aggregate principal amount of 3.25% convertible senior notes due 2015 ($460,000,000 if the over-allotment option is exercised in full) (the “convertible notes”) in a registered public offering. The convertible notes will be offered pursuant to a separate prospectus supplement. There is no assurance that the concurrent offering of convertible notes will be completed or, if completed, that it will be completed for the amount contemplated. The completion of this offering of 2017 notes and 2020 notes is not conditioned on the completion of the concurrent offering of convertible notes.	Concurrently with this offering of 2020 notes and 2017 notes, ProLogis is offering $400,000,000 aggregate principal amount of 3.25% convertible senior notes due 2015 ($460,000,000 if the over-allotment option is exercised in full) (the “convertible notes”) in a registered public offering. The convertible notes will be offered pursuant to a separate prospectus supplement. There is no assurance that the concurrent offering of convertible notes will be completed or, if completed, that it will be completed for the amount contemplated. The completion of this offering of 2020 notes and 2017 notes is not conditioned on the completion of the concurrent offering of convertible notes.

Exh. D-1

	6.250% Notes due 2017	6.875% Notes due 2020
Use of Proceeds:	ProLogis intends to use the net proceeds from the sale of the 2017 notes and 2020 notes and the concurrent offering of the convertible notes for the repayment of borrowings under its global credit agreement. ProLogis expects to reborrow under its global credit agreement to fund the cash purchase of certain of its senior notes that are tendered pursuant to its offer to purchase such notes, which commenced on March 8, 2010, for the repayment or repurchase of other indebtedness and for general corporate purposes.	ProLogis intends to use the net proceeds from the sale of the 2020 notes and 2017 notes and the concurrent offering of the convertible notes for the repayment of borrowings under its global credit agreement. ProLogis expects to reborrow under its global credit agreement to fund the cash purchase of certain of its senior notes that are tendered pursuant to its offer to purchase such notes, which commenced on March 8, 2010, for the repayment or repurchase of other indebtedness and for general corporate purposes.

Spread to Benchmark Treasury:	+ 320 basis points	+ 320 basis points

Benchmark Treasury:	3.000% due February 28, 2017	3.625% due February 15, 2020

Benchmark Treasury Spot:	99-09	99-10

Benchmark Treasury Yield:	3.115%	3.708%

Reoffer Yield:	6.315%	6.908%

Make-Whole Call:	At any time prior to December 15, 2016, based on the Treasury Rate + 50 basis points or on or after December 15, 2016 at par.	At any time prior to December 16, 2019, based on the Treasury Rate + 50 basis points or on or after December 16, 2019 at par.

Expected Settlement Date:	It is expected that delivery of the securities will be made against payment therefore on or about the March 16, 2010 (T+5), which will be the fifth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the securities initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.	It is expected that delivery of the securities will be made against payment therefore on or about the March 16, 2010 (T+5), which will be the fifth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the securities initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

CUSIP / ISIN:	743410AX0 / US743410AX00	743410AW2 / US743410AW27

Joint Book-Running Managers:	Banc of America Securities LLC Citigroup Global Markets Inc. Goldman, Sachs & Co. RBS Securities Inc.	Banc of America Securities LLC Citigroup Global Markets Inc. Goldman, Sachs & Co. RBS Securities Inc.

Senior Co-Managers:	SG Americas Securities, LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC	SG Americas Securities, LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Junior Co-Managers:	Daiwa Securities America Inc. Scotia Capital (USA) Inc. The Williams Capital Group, L.P.	Daiwa Securities America Inc. Scotia Capital (USA) Inc. The Williams Capital Group, L.P.

Exh. D-2

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and supplement thereto in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Banc of America Securities LLC, Attention: Prospectus Department, 100 West 33rd Street, 3rd Floor, New York, NY 10001 or by calling toll-free at 1-800-294-1322; Citigroup Global Markets Inc., Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 or by calling toll-free at 1-877-858-5407; Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 or by calling toll-free at 1-866-471-2526; or by calling RBS Securities Inc. toll-free at 1-866-884-2071.

Exh. D-3